Exhibit 99.1

BayHill Capital Corporation Announces the Completion of the Private Placement of 900,000 shares of its Common Stock

Lehi, Utah, May 11, 2011--BayHill Capital Corporation (“BayHill” OTC Bulletin Board: BYHL- news), today announced the sale of 900,000 shares of its common stock at a price of $0.30 per share in a private placement not involving any public offering. Of the 900,000 shares sold, 630,000 shares were purchased for cash of $189,000 by non-affiliates of the company and 270,000 shares were issued to four directors and two executives of the company, for the reduction of $81,000 of accrued salary, accrued board of director fees, and accrued legal costs. BayHill now has outstanding a total of 4,154,841 shares of Common Stock. No shares of Preferred Stock are outstanding.

The successful completion of this private placement triggers the “Exclusivity; No Shop” requirements that are set forth in the Letter of Intent (“LOI”) between BayHill and Proteus Energy Corporation (“Proteus”) which was executed on March 1, 2011. Under the LOI BayHill agrees not to solicit or entertain any proposals relating to any business combination transaction involving the merger or consolidation of BayHill or the sale of BayHill’s business or assets for a period of at least 90 days, and that period begins today, May 11, 2011. During this 90 day period, the Parties plan to conduct additional due diligence and will seek $5 million of additional funding through a private placement of BayHill common stock to be completed contemporaneously with the closing of the acquisition of Proteus. The present executive team at Proteus will be joined by two senior managers from BayHill, to form the new expanded management team. Proteus is an active operating oil and gas company, and following the merger, Bennett Yankowitz will continue as CEO of the combined entity. The parties also expect that, following the closing, the combined company will seek the additional capital necessary to develop presently owned oil prospects and to pursue additional oil and gas opportunities.

The funds raised in the private placement that closed today will be used to settle liabilities and fund activities related to the acquisition costs and preparation for the anticipated capital raise of $5 million to be completed contemporaneously with the closing of the acquisition.

If the LOI leads to a completed agreement, BayHill will issue 27,805,474 unregistered shares of its common stock to acquire all of the shares, options, and warrants presently outstanding of Proteus, and an additional 695,137 shares of unregistered common stock will be issued to the placement agents responsible for bringing the parties together. If the acquisition and private placement are completed on the terms contemplated, the Company would have 32,655,452 shares issued and outstanding--prior to any share issuances for the anticipated $5 million private investment in public equity (PIPE), and future funding needs—of which current BayHill shareholders would own approximately 13%. It is anticipated that the name of the Company will be changed to Proteus Energy Corporation.

The most current petroleum engineering reserve reports, for properties owned or controlled by Proteus, project a discounted net present value of proven developed and undeveloped reserves of: $32,914,000 for the North West Lost Hills Prospect. In addition, the engineering reports suggest probable and possible (unproved) reserves of $170,000,000. All of the Proteus properties are located in California.

Neither Proteus or BayHill have completed their due diligence process and plan to do so over the next several weeks as funding is obtained to complete the transaction.

James U. Jensen, Chairman of the Board of BayHill said: “Now that we have completed this private placement, we can move forward with our diligence and plans to consummate this transaction with Proteus. We remain excited and optimistic about the opportunity to become a growing oil and gas exploration and development company.”

Bob Bench, President and CFO of BayHill said, “We can now focus our time and attention in completing this transaction and expanding our oil and gas properties for future development. Our work with the Proteus management team, so far has been positive and productive. We look forward to being able to combine our efforts in building substantial value in the oil and gas business following the completion of this transaction.”

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Proteus Energy CEO, Bennett Yankowitz, commented, “The acquisition of Proteus by BayHill provides Proteus with a public presence that will allow us to bring together the talented executive team that will accelerate our growth. We are already looking to expand our operations and oil and gas property holdings and begin an active drilling program on our existing prospects.”

The LOI envisions that Proteus executives will head the Company. It is anticipated that James U. Jensen will continue serving as board member and Bob Bench will assume the role as CFO, with a change in other board members as appropriate for these expanded oil and gas operations.

The common stock of BayHill to be sold in the private placement and issued for the acquisition will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and other applicable securities laws.

This notice is issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to buy common stock of BayHill, nor shall there be any sale of common stock of BayHill in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About BayHill Capital Corporation

BayHill is a smaller reporting public company, and is considered a “public shell”, since at the present time is has no ongoing operations. BayHill has been actively seeking to merge with or acquire one or more private companies to create a foundation to grow and expand. In preparation for a merger or acquisition with an active operating company, BayHill sold its wholly owned subsidiary, Commission River Corporation on August 31, 2010, which was actively engaged performance based internet marketing.

About Proteus Energy Corporation.

Proteus is a California based independent oil company with a primary focus in California and the Western U. S. Its primary emphasis has been on the development of mature oil fields. Proteus has operated the Northwest Lost Hill Property since January of 2008 and owns a minority interest in the Lynch Canyon field in Monterey County, California. The company has an experienced management and technical team and is looking to expand its present operations in California and other Western States.

Forward-Looking Statements

In addition to historical statements, the information set forth herein contains forward-looking statements, including regarding the proposed acquisition of Proteus, the estimated oil reserves, and the proposed private placements, that involve a number of risks and uncertainties. Certain statements are based upon assumptions as to future events that may not prove to be accurate or that may not materialize. Such risks and uncertainties include, without limitation: BayHill’s ability to implement, and obtain funding to carry out, its prospective businesses, BayHill and Proteus’ ability to reach a definitive agreement and thereafter satisfy any conditions thereto, the consequences of the potential acquisition of Proteus, the possibility that the estimated oil and gas reserves will be substantially less than projected, BayHill’s possible inability to obtain additional financing at all or on the contemplated terms, BayHill’s possible lack of cash flows, BayHill’s possible failure to hold, attract and keep key personnel, technological changes and the possibility of increased competition, the

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substantial fluctuation in oil and gas prices, and the impact on capital markets by the broad economic downturn. Many of these risks are beyond BayHill’s ability to forecast or control.

Source: BayHill Capital Corporation

Contact: Robyn Farnsworth

801-592-3000

robyn@bayhillcapital.com

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